UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2014

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) approved the range of bonus opportunities available to the Company’s executive officers under the Company’s annual bonus program.
The following table sets forth the range of bonus opportunities under the Company’s annual bonus program as a percentage of base salary for the Company’s principal executive officer, the principal financial officer and the other executive officers who are named in the Summary Compensation Table in the Company’s definitive Proxy Statement filed in 2013 and who remain employees of the Company.
Annual Bonus Opportunities

Executive Officer	Target	Maximum (250% of Target)
Charif Souki Chairman, Chief Executive Officer and President	120%	300%
Michael J. Wortley Senior Vice President and Chief Financial Officer	80%	200%
Meg A. Gentle Senior Vice President - Marketing	80%	200%
R. Keith Teague Senior Vice President - Asset Group	80%	200%
Greg W. Rayford Senior Vice President and General Counsel	80%	200%
Jean Abiteboul Senior Vice President - International	80%	200%

Item 7.01    Regulation FD Disclosure.
On January 30, 2014, the Compensation Committee adopted the 2014-2018 Long-Term Incentive Compensation Program (the “2014-2018 LTIP”), subject to stockholder approval. The 2011-2013 Bonus Plan expired in 2013. The 2014-2018 LTIP and 2011-2013 Bonus Plan are both sub-plans under the Cheniere Energy, Inc. 2011 Incentive Plan (“2011 Plan”).

The 2014-2018 LTIP is a performance-based equity incentive plan designed to align the interests of stockholders and management. Stock awards will be issued under the 2014-2018 LTIP based on the increase in total shareholder value (“TSV”) during the applicable performance periods and cumulatively over the life of the program; providing an incentive for management and employees to develop future projects and to continue to generate strong shareholder returns.

Awards under the 2014-2018 LTIP will be based on the increase in TSV during a performance period compared to the highest TSV achieved in any prior performance period (“TSV Growth”), subject to first meeting certain annual and cumulative total shareholder return hurdles. If both the annual and cumulative total shareholder return is 9% or greater, a pool of restricted shares of the Company’s common stock (“Share Pool”) equal to 10% of TSV Growth for the performance period will be funded. If either the annual or cumulative total shareholder return for a performance period is 8% or less, the Share Pool will equal zero. If both the annual and cumulative total shareholder return is greater than 8%, but at least one of which is less than 9%, the Share Pool will be equal to between 0% and 10% (interpreted linearly based on the lesser total shareholder return) of TSV Growth for the performance period. The share price used to calculate the number of shares to be funded into the Share Pool for a given performance period will be based on the 30-day average closing stock price at the end of such performance period.

TSV for the applicable performance period will be calculated using (i) the Company’s market capitalization for the applicable performance period, based on the Company’s common stock outstanding as of the last day of the performance period multiplied by the 30-day average closing stock price at the end of such performance period, plus (ii) the aggregate amount paid by the Company for any repurchases of the Company’s common stock since the effective date of the program (not including repurchases for the net share settlement of taxes under the 2011 Plan), minus (iii) the aggregate value of all common stock issuances since the effective date of the program (not including issuances under the 2011 Plan), plus (iv) the aggregate amount of all dividends paid to holders of the Company’s common stock since the effective date of the program.

The annual total shareholder returns and TSV Growth for the 2014 performance period as well as the cumulative total shareholder returns for all performance periods will be computed using a beginning value of $8,362,445,350, which is based on 238,927,010 shares outstanding as of November 1, 2013 and a share price of $35 per share. The shares outstanding include shares granted under the 2011-2013 Bonus Plan. The share price was selected by the Compensation Committee based on the fact that the recently expired 2011-2013 Bonus Plan had a component that incentivized growth in the Company’s share price up to $35 per share, a milestone that was achieved in December 2013. Each performance period will begin November 1 and end October 31.

Restricted stock will be granted at the end of each performance period. In order to retain participants, the restricted stock awarded for each period will vest in four installments. The first one-fourth installment will vest immediately upon grant and the remaining three-fourths will vest ratably on December 1st of each of the following three years. Except as set forth below, participants will forfeit any unvested restricted stock if the participant’s employment with the Company terminates for any reason prior to the applicable vesting dates. Any unvested restricted stock will immediately vest and be payable to participants if (i) the Company terminates the participant’s employment without Cause or, in the case of executive officers, the executive officer terminates his or her employment for Good Reason, (ii) the participant dies or incurs a Disability before such awards are fully vested, (iii) except in the case of a participant based in the United Kingdom, the participant retires after age 65, or (iii) a Change of Control occurs (with each of these terms as defined in the 2011 Plan or any successor plan of the 2011 Plan or the applicable grant agreements).

The 2014-2018 LTIP will be administered by the Compensation Committee. During the term of the 2014-2018 LTIP, the Compensation Committee intends that stock-based awards other than as a part of the 2014-2018 LTIP will only be granted to non-employee directors, new hires and as a result of occasional promotions.

The 2014-2018 LTIP will be submitted to the stockholders for approval at the Company’s 2014 Annual Meeting to be held in June 2014. In addition, the Company will request approval by the stockholders of an amendment to the 2011 Plan to increase the shares available for issuance by 30 million (subject to adjustment for stock dividends, stock splits and certain other changes in capitalization pursuant to the 2011 Plan) in order to support funding of the 2014-2018 LTIP. The additional shares would be sufficient to fund awards if the annual total shareholder return over the five-year period is 30% per year. Approval of the 2014-2018 LTIP and the amendment to the 2011 Plan will require the affirmative vote of at least a majority of the votes cast with respect to the proposal at the Company’s 2014 Annual Meeting.

The Compensation Committee will determine the percentage of the Share Pool that will be allocated to the Company’s principal executive officer, principal financial officer and the other executive officers who are named in the Summary Compensation Table in the Company’s definitive Proxy Statement filed in 2013 and who remain employees of the Company.

The descriptions of the material terms of the 2014-2018 LTIP set forth above are not complete, are subject to further provisions (including exceptions, qualifications and alternatives), and are qualified in their entirety by reference to the text of the 2014-2018 LTIP, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.

Item 9.01    Financial Statements and Exhibits.

d) Exhibits

Exhibit
Number        Description
99.1*            Cheniere Energy, Inc. 2014-2018 Long-Term Incentive Compensation Program

* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	February 4, 2014	By:	/s/ Michael J. Wortley
		Name:	Michael J. Wortley
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number        Description
99.1*            Cheniere Energy, Inc. 2014-2018 Long-Term Incentive Compensation Program

* Furnished herewith.